SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  January 26, 1998



                         PLATRONICS, INC.
     (Exact name of registrant as specified in its charter)



   New Jersey            0-3425             22-1440857
(State or other       (Commission File      (IRS Employer
jurisdiction of               No.)          Identification
incorporation)                                   No.)


     301 Commerce Road, Linden, New Jersey         07036
(Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code 908-862-3600
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Item 4.  Changes in Registrant's Certifying Accountant.

     On January 26, 1998, the Registrant dismissed its certified public accountant, Savino, Cohen and Marks, 103 Eisenhower Parkway, Roseland, New Jersey 07068. This action was approved by the Board of Directors of the Registrant.

     The principal accountant's report on the financial statements of the Registrant during either of the past two years did not contain an adverse opinion or disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles. It should be noted that although the former accountant prepared an audited financial statement for the fiscal year ending September 30, 1997, the Registrant did not engage the former accountant (or any other accountant) to prepare an audited financial statement for the fiscal year ending September 30, 1996, and, accordingly, the former accountant has not been required to make the disclosures required by an audited financial statement for such year.

     During the Registrant's two most recent fiscal years and subsequent interim period, there have not been any disagreements between the Registrant and the former accountant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     The Registrant has retained the accounting firm of Ferdinand - Ganek & Company, CPA-PA, 1478 Morris Avenue, Union, New Jersey
07083 as its new independent accountant.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PLATRONICS, INC.


                                   By ____________________________
                                      Ronald Knigge, Chairman,
                                      President & Chief Executive
                                      Officer

Date:  January 30, 1998